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                                                                 Exhibit 10-15.6

                   AMENDED AND RESTATED COLLATERAL ASSIGNMENT


         THIS AMENDED AND RESTATED COLLATERAL ASSIGNMENT, made and entered into this 31st day of July, 1998, by and between BARRY H. FRANK and ROBERT SHEIN, Trustees under the Weiner Irrevocable Insurance Trust dated October 27,1986 (the "Owner" and DEB SHOPS, INC. (the "Assignee").

                                   WITNESSETH:


         WHEREAS, the parties hereto entered into a Collateral Assignment Agreement dated July 31, 1987 (the "Old Agreement") with respect to a policy of life insurance in the face amount of Twenty Million Dollars ($20,000,000.00), issued by Manufacturer's Life Insurance Company (the "Insurer"); and

         WHEREAS, the Owner owns Life Insurance Policy No. 3,779,931.9 issued by the Insurer and any supplemental contracts issued in connection therewith (such policy and contracts herein called "Policy"); and

         WHEREAS, the Policy insures the lives of the last to die of Warren Weiner and Penny Weiner ("Insured"); and

         WHEREAS, the Assignee has contributed the annual premium due on the Policy, as more specifically provided in the Split Dollar Insurance Agreement dated July 31, 1987 and the Amended and Restated Split Dollar Agreement of even date herewith, between the Insured and the Assignee; and

         WHEREAS, in consideration of the Assignee having paid the premiums, the Owner granted to the Assignee a security interest in the Policy as collateral security for the payment to the Assignee of all amounts due to Assignee pursuant to the Agreement; and




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         WHEREAS, a dispute has arisen between the Insurer, the Owner, and the
Assignee regarding the payment of additional premiums to the Insurer, and

         WHEREAS, the Insurer has reduced the face value of the Policy from Twenty Million Dollars ($20,000,000.00) to Fifteen Million Dollars ($15,000,000.00); and

         WHEREAS, the Insurer has adjusted the illustrated policy values and eliminated any remaining indebtedness on the Policy effective February 1, 1996; and

         WHEREAS, the Assignee in consideration for the Insurer's eliminating any indebtedness on the Policy and reducing the premium obligation to maintain the policy in force, will agree to pay additional premiums on the Policy; and

         WHEREAS, the Owner has agreed to the reduction of the face value of the Policy from Twenty Million Dollars ($20,000,000.00) to Fifteen Million Dollars ($5,000,000.00); and

         WHEREAS, this Amended and Restated Collateral Assignment ("Agreement") is intended to replace and supersede the Old Agreement.

         NOW, THEREFORE, for value received, the undersigned hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the Policy, subject to the following terms and conditions:

         1. This Assignment is made, and the Policy is to be held, as collateral security for the payments required to be received by Assignee, pursuant to the terms of the Agreement.

         2. The Assignee shall have the right to pledge or assign its interest in the Policy, subject to the terms of the Agreement and to this Assignment.

         3. The Assignee's interest in the Policy shall further be limited to the right to recover its net premium outlay (i.e., gross premiums paid less payments made by Owner and less

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any policy loan of the Assignee encumbering the Policy), but if the Policy is canceled and the cash surrender value is less than the net premium outlay, the Assignee's interest shall be limited to the cash surrender value.

         4. Except as specifically herein granted to the Assignee, the Owner shall retain all incidents of ownership in the Policy, including, but not limited to, the right to assign its interest in the Policy, the right to change the beneficiary of the Policy, and the right to exercise all settlement options permitted by the terms of the Policy; provided, however, that all rights retained by the Owner, transferee and beneficiary shall be subject to the terms and conditions of the Agreement and this Assignment and the Owner and Assignee agree that no loan may be made against the Policy except for the payment of premiums on the Policy.

         5. Assignee shall, upon request, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner hereunder.

         6. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, the amount of its net premium outlay, the termination of the Agreement, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby to the Assignee and the receipt of the Assignee for any sums received by him shall be a full discharge and release therefor to the Insurer.

         7. If the Insurer is made or elects to become a party to any litigation concerning the proper apportionment of the death proceeds, cash surrender value, loan value or ownership


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rights under this Agreement, the Owner and Assignee and their transferees agree to be jointly and severally liable for the Insurer's litigation expenses, including reasonable attorney fees.

         8. Upon the full payment to the Assignee of the amount to which it is entitled under paragraph 3 hereof, the Assignee shall reassign the Policy to the Owner and all specific rights included in this Collateral Assignment; provided, however, the Insurer shall only be required to release this Assignment pursuant to written instructions received from the Assignee.

         9. All matters respecting the validity, effect and interpretation of this Assignment shall be determined in accord with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement the date and year first above written.

                                        Assignee:

ATTEST:                                 DEB SHOPS, INC.


/s/ Warren Weiner                       BY: /s/ Marvin Rounick
--------------------------                 -----------------------------------
Warren Weiner, Secretary                    Marvin Rounick, President

                                        Owner:

WITNESS:                                WEINER FAMILY IRREVOCABLE
                                        INSURANCE TRUST

                                        /s/ Barry H. Frank
--------------------------              --------------------------------------
                                        Barry H. Frank Trustee

                                        /s/ Robert Shein
--------------------------              --------------------------------------
                                        Robert Shein, Trustee



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